SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                                January 29, 2003
 -------------------------------------------------------------------------------
                (Date of Report, date of earliest event reported)



                           TITANIUM METALS CORPORATION
 -------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



Delaware                   0-28538                    13-5630895
--------------------------------------------------------------------------------
(State or other           (Commission                (IRS Employer
 jurisdiction of           File Number)               Identification
 incorporation)                                       Number)



1999 Broadway, Suite 4300, Denver, CO                     80202
--------------------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                 (303) 296-5600
 -------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)


                                 Not Applicable
 -------------------------------------------------------------------------------
             (Former name or address, if changed since last report)

Item 5:  Other Events

     On January 29, 2002 the Registrant issued the press release attached hereto as Exhibit 99.1, which is incorporated herein by reference. The press release relates to an announcement by Registrant regarding Registrant's fourth quarter results for year 2002.

Item 7:     Financial Statements, Pro Forma Financial Information and Exhibits

       (c)  Exhibits

            Item No.  Exhibit List
            --------  ----------------------------------------------------------

            99.1      Press Release dated January 29, 2003 issued by Registrant

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  TITANIUM METALS CORPORATION
                                  (Registrant)




                                  By: /s/ Joan H. Prusse
                                      ----------------------------------------
                                          Joan H. Prusse
                                  Vice President, General Counsel and Secretary


Date: January 29, 2003

                                                                    EXHIBIT 99.1
                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                                  CONTACT:

Titanium Metals Corporation                             JoAnne A. Nadalin
1999 Broadway, Suite 4300                               Vice President and
Denver, Colorado 80202                                    Corporate Controller
                                                        (303) 296-5659


            TIMET ANNOUNCES FOURTH QUARTER AND FULL YEAR 2002 RESULTS

     DENVER, COLORADO . . . January 29, 2003 . . . Titanium Metals Corporation ("TIMET" or the "Company") (NYSE: TIE) reported a net loss for the fourth quarter of 2002 of $9.6 million, or $0.31 per share, compared to a net loss in the fourth quarter of 2001 of $72.0 million, or $2.28 per share. For the full year 2002, the Company reported a net loss of $111.5 million, or $3.53 per share, compared to a net loss of $41.8 million, or $1.33 per share, for the full year 2001. Excluding the impact of the cumulative effect of change in accounting principle relative to the Company's impairment of its goodwill, the Company reported a net loss of $67.2 million, or $2.13 per share, for the full year 2002.

     Sales of $85.0 million in the fourth quarter of 2002 were 27% lower than the year-ago period. The decrease resulted principally from a 31% decrease in mill product sales volume, a 49% decrease in melted product sales volume, and changes in customer and product mix. The Company's estimated shipment volume to the commercial aerospace sector declined approximately 40% during the fourth quarter of 2002 compared to the fourth quarter of 2001. Mill product selling prices increased 2% (expressed in U.S. dollars using actual foreign currency exchange rates prevailing during the respective periods) in the fourth quarter of 2002 compared to the fourth quarter of 2001 while melted product selling prices decreased 13% for the same period. In billing currencies (which exclude the effects of foreign currency translation), mill product selling prices decreased 2% in the fourth quarter of 2002 from the year-ago period. The Company recognized $10.7 million of other operating income in the fourth quarter of 2002 related to the take-or-pay provisions of its purchase and supply agreement with Boeing.

     As compared to the third quarter of 2002, mill product sales volume in the fourth quarter of 2002 increased 2%, while selling prices expressed in U.S. dollars remained flat. In billing currencies, mill product selling prices decreased approximately 1%. Melted product sales volume decreased 19% in the fourth quarter of 2002 as compared to the third quarter of 2002 and melted product selling prices decreased 9% during such period.

     The Company's backlog at the end of December 2002 was approximately $165 million, unchanged from the end of September 2002. The Company's backlog at the end of December 2001 was $225 million.

     The Company was in a net debt position at December 31, 2002 of $13.2 million, consisting of $6.2 million of cash less $19.4 million of debt. The Company's unused borrowing availability under its U.S. and European credit agreements was approximately $135 million at December 31, 2002.

     The Company recorded a charge of approximately $41 million to its stockholders' equity at December 31, 2002 related to certain of its underfunded defined benefit pension plans for which the Company was required to recognize an additional minimum pension liability for 2002. Such additional minimum pension liability reflects a net increase during 2002 in the plans' accumulated benefit obligations as compared to the value of the plans' assets.

     J. Landis Martin, Chairman and CEO, said, "Demand for titanium in the commercial aerospace market remains soft. Our outlook for the full year 2003 is for sales to remain relatively flat compared to 2002 at approximately $360 million to $370 million, the result of somewhat higher volume offset by lower average pricing. At this level, we would expect an operating loss, before any potential restructuring or other special charges, of $15 million to $25 million and a net loss of $35 million to $45 million for the full year 2003."

     Mr. Martin continued, "We are not satisfied with these projected results and have undertaken further cost reduction efforts, which will include actions such as aggressive spending reductions, supplier price concessions, additional salaried headcount reductions and manufacturing process improvements. We continue to identify ways to eliminate waste and reduce complexity in order to lower our cost of doing business. On a longer-term basis, we are re-evaluating certain facility and product line consolidation opportunities toward the goal of meaningfully reducing our fixed cost structure. We anticipate having more to report on these efforts within a few months. Implementation of such consolidations could result in restructuring or other charges which could be material."

     The statements in this release and the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "could," "anticipates," "expects" or comparable terminology or by discussions of strategies or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly affect expected results. Actual future results could differ materially from those described in such forward-looking statements, and the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that could cause actual results to differ materially are risks and uncertainties including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of aerospace manufacturers and the Company under their long-term agreements, the difficulty in forecasting demand for titanium products, global economic and political conditions, global productive capacity for titanium, changes in product pricing and costs, the impact of long-term contracts with vendors on the ability of the Company to reduce or increase supply or achieve lower costs, the possibility of labor disruptions, fluctuations in currency exchange rates, control by certain stockholders and possible conflicts of interest, uncertainties associated with new product development, the supply of raw materials and services, changes in raw material and other operating costs (including energy costs), possible disruption of business or increases in the cost of doing business resulting from war or terrorist activities, the Company's ability to achieve reductions in its cost structure and other risks and uncertainties. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements. The financial information contained in this release is subject to future correction and revision and should be read in conjunction with the consolidated financial statements and notes thereto included in the Company's most recent reports on Form 10-K and Form 10-Q, as each may be amended from time to time, filed with the Securities and Exchange Commission. The Company's 2002 results are subject to completion of an audit and the filing of its Annual Report on Form 10-K.

     As previously announced, TIMET will host a conference call to discuss its fourth quarter results on January 29, 2003 at 10:30 a.m. EST. On the conference call will be J. Landis Martin, Chairman and Chief Executive Officer, and JoAnne
A. Nadalin, Vice President and Corporate Controller. The conference call will be webcast at www.timet.com or participants may access the call by dialing 800-289-0485 (domestic) or 913-981-5518 (international). A replay of the webcast will be available through February 5, 2003 on the TIMET website and at CCBN's individual investor center. Participants may also access the replay by dialing 888-203-1112 (domestic) or 719-457-0820 (international) with access code 391693.

     TIMET, headquartered in Denver, Colorado, is a leading worldwide producer of titanium metal products. Information on TIMET is available on the internet at www.timet.com.

                                   o o o o o


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


                           TITANIUM METALS CORPORATION
                       SUMMARY OF CONSOLIDATED OPERATIONS
            (In millions, except per share and product shipment data)
                                   (Unaudited)

                                                                             Three Months Ended                 Year Ended
                                                                                December 31,                   December 31,
                                                                         ---------------------------    ----------------------------
                                                                            2002           2001            2002            2001
                                                                         ------------   ------------    ------------    ------------

Net sales                                                                $     85.0     $    116.5      $    366.5      $    486.9
Cost of sales                                                                  89.7          101.2           369.6           447.0
                                                                         ------------   ------------    ------------    ------------

   Gross margin                                                                (4.7)          15.3            (3.1)           39.9
Selling, general, administrative and development expense                       10.5            8.3            43.0            51.8
Other income                                                                   10.4            0.7            25.3            76.4
                                                                         ------------   ------------    ------------    ------------

   Operating (loss) income                                                     (4.8)           7.7           (20.8)           64.5
Interest expense                                                                1.0            0.7             3.4             4.1
Other non-operating (income) expense, net                                       1.1           61.3            30.3            55.9
                                                                         ------------   ------------    ------------    ------------

   Pretax (loss) income                                                        (6.9)         (54.3)          (54.5)            4.5
Income tax (benefit) expense                                                   (0.6)          10.4            (2.0)           31.1
Minority interest - Convertible Preferred Securities                            3.3            7.0            13.4            13.9
Other minority interest, net of tax                                             -              0.3             1.3             1.3
                                                                         ------------   ------------    ------------    ------------

Loss before cumulative effect of change in accounting principle                (9.6)         (72.0)          (67.2)          (41.8)

Cumulative effect of change in accounting principle                             -              -             (44.3)            -
                                                                         ------------   ------------    ------------    ------------

    Net loss                                                             $     (9.6)    $    (72.0)     $   (111.5)     $    (41.8)
                                                                         ============   ============    ============    ============

Basic and diluted loss per share:
      Before cumulative effect of change in accounting principle         $    (0.31)    $    (2.28)     $    (2.13)     $    (1.33)
      Cumulative effect of change in accounting principle                      -              -              (1.40)           -
                                                                         ------------   ------------    ------------    ------------
                                                                         $    (0.31)    $    (2.28)     $    (3.53)     $    (1.33)
                                                                         ============   ============    ============    ============

Basic and diluted weighted average shares outstanding                          31.6           31.5            31.6            31.5

Mill product shipments:
   Volume (metric tons)                                                       2,035          2,935           8,860          12,180
   Average price ($ per kilogram)                                        $    32.20     $    30.15      $    31.40      $    29.80

Melted product shipments:
   Volume (metric tons)                                                         505          1,000           2,400           4,415
   Average price ($ per kilogram)                                        $    13.60     $    15.05      $    14.50      $    14.50
